Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 30, 2023, by and among Nevro Corp., a Delaware corporation (the “Company”), and Braidwell Transaction Holdings LLC – Series 4, a Delaware limited liability company (“Braidwell”).

WHEREAS:

A. In connection with the Credit Agreement and Guaranty, of even date herewith, by and among the Company, Wilmington Trust, National Association, as agent, the other Obligors (as defined therein) party thereto from time to time, and the Lenders (as defined therein) party thereto from time to time (as may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof, the “Credit Agreement”) (i) the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell the Warrants (as defined below) to Braidwell in the amounts described in the Credit Agreement, each of which Warrants is exercisable for shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) and (ii) the Company may issue shares of Common Stock to satisfy obligations to pay interest due and payable under the Credit Agreement.

B. To induce the Lenders (as defined in the Credit Agreement) to execute and deliver the Credit Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Braidwell hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “Additional Filing Deadline” means, with respect to any Registration Statement that may be required pursuant to Section 2(a)(ii), (A) the thirtieth (30th) day following the first date on which such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (B) if such additional Registration Statement is required for a reason other than as described in (A) above, the thirtieth (30th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required.

(ii) “Additional Registration Deadline” means, with respect to any additional Registration Statement(s) required to be filed pursuant to Section 2(a)(ii), the thirtieth (30) day following the applicable Additional Filing Deadline.

(iii) “Eligible Market” means the New York Stock Exchange, Inc., the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market (“Nasdaq GM”) or the Nasdaq Global Select Market or, in each case, any successor thereto.

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, and any successor statute.

(v) “Filing Deadline,” for the Registration Statement required pursuant to Section 2(a)(i), shall mean the date that is thirty (30) days following the Closing Date (as defined in the Credit Agreement), and, for each Registration Statement required pursuant to Section 2(a)(ii) shall mean the Additional Filing Deadline.

(vi) “FINRA” means the Financial Industry Regulatory Authority (or successor thereto).

(vii) “Investor” means Braidwell and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(viii) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(ix) “Principal Market” means the New York Stock Exchange, Inc. (the “NYSE”), or if after the date of this Agreement the Common Stock is listed on another Eligible Market, such other Eligible Market.

(x) “Prospectus” means (A) any prospectus (preliminary or final) included in any Registration Statement, as may be amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus, and (B) any “free writing prospectus,” as defined in Rule 405 under the Securities Act, relating to any offering of Registrable Securities pursuant to a Registration Statement.

(xi) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(xii) “Registrable Securities,” for a given Registration, means (A) any shares of Common Stock (the “Warrant Shares”) issued or issuable upon exercise of, or otherwise pursuant to, the Warrants (without giving effect to any limitations on exercise set forth in the Warrants), (B) shares of Common Stock issued to satisfy obligations to pay interest due and payable under the Credit Agreement, if the Company has elected to include them in a Registration Statement, (C) to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), such additional shares of Common Stock as may become issuable pursuant to the Warrants to prevent dilution resulting from stock splits, stock dividends, stock issuances or similar transactions; and (D) to the extent not covered by clause (C), solely from and after the date such securities are issued, any securities issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to any of the foregoing.

(xiii) “Registration Deadline” shall mean, for purposes of the Registration Statement required pursuant to Section 2(a)(i), the earlier of (A) the date that is ninety (90) days after the date that the applicable Registration Statement is actually filed or (B) the date that is ninety (90) days after the applicable Filing Deadline and, with respect to any Registration Statement required pursuant to Section 2(a)(ii), the Additional Registration Deadline. Any Registration Deadline (or any extension thereof) shall be automatically extended if the Company has, and continues to use, its reasonable best efforts to respond and resolve as promptly as practicable any comments to the Registration Statement received from the SEC.

(xiv) “Registration Statement(s)” means any registration statement(s) of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to, and all material incorporated by reference in, such Registration Statement.

(xv) “Reporting Period” means the period beginning on the Closing Date (as defined in the Credit Agreement) and ending on the later of (A) the first date on which no Warrants remain outstanding, and (B) the first date on which none of the Secured Parties owns any Securities.

(xvi) “Rule 405” means Rule 405 under the Securities Act or any successor rule.

(xvii) “Rule 415” means Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous basis.

(xviii) “SEC Documents” means all reports, schedules, forms, statements and other documents filed by any Obligor or any of its subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act after December 31, 2019, including, in each case, all financial statements and schedules and pro forma financial information included therein, all exhibits thereto and all documents incorporated by reference therein.

(xix) “Securities” means any Loans, Notes, related guaranties set forth in the Credit Agreement, the Warrants, any shares of Common Stock issued upon exercise of a Warrant and any Shares of Common Stock to satisfy obligations to pay interest due and payable under the Credit Agreement.

(xx) “Warrants” means any warrant issued by the Company pursuant to the Credit Agreement, together with any other warrant or other security or instrument issued as a replacement or substitute therefor, in whole or in part.

2. REGISTRATION.

a. MANDATORY REGISTRATION. (i) Following the Agreement Date, the Company shall prepare, and, on or prior to the applicable Filing Deadline, file with the SEC a shelf Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Investors, which consent shall not be unreasonably withheld) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of or otherwise pursuant to the Warrants or the Warrant Shares to prevent dilution resulting from stock splits, stock dividends, stock issuances or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than 2,587,742, subject to adjustment for any stock split, share or stock dividend, recapitalization, combination of outstanding Common Stock (by consolidation, combination, reverse stock split or otherwise) or similar transactions occurring prior to the effective date of such Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Investors and their counsel prior to its filing or other submission.

(ii) If for any reason, despite the Company’s use of its best efforts to include all of the Registrable Securities in the Registration Statement filed pursuant to Section 2(a)(i) above (and subject to Section 3(q) below), the SEC does not permit all of the Registrable Securities to be included in, or for any other reason any Registrable Securities are not then included in, such Registration Statement, then the Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.

(iii) To the extent the Company is a well-known seasoned issuer (as defined Rule 405) at the time the Company is required to effect any registration in accordance with this Section 2(a), if so requested, file an automatic shelf registration statement (as defined Rule 405) to effect such registration.

(iv) If at any time when the Company is required to re-evaluate its well-known seasoned issuer status for purposes of an outstanding automatic shelf registration statement used to effect a registration in accordance with this Section 2 and the Company determines that it is not a well-known seasoned issuer and (a) the registration statement is required to be kept effective in accordance with this Agreement and (b) the registration rights of the applicable Investors have not terminated, use all commercially reasonable efforts to amend the registration statement on a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

b. NOTICES. Each Investor acknowledges and agrees that, in the event the Company would be required by the terms of this Section 2 to provide notice to such Investor of the filing of any Registration Statement or any underwritten offering in which any Registrable Securities of any Investor are eligible to be included, the Company shall provide such notice only to counsel to such Investor (which shall be Goodwin Procter LLP (Attn: Kristopher Ring, Esq.) or such other counsel as shall have been designated by such Investor), unless such Investor has given prior written instructions to the contrary to the Company. Delivery of such notice to an Investor’s counsel in accordance with the foregoing shall constitute delivery to such Investor for purposes hereof and shall not constitute a breach of Section 14.22 of the Credit Agreement.

3. OBLIGATIONS OF THE COMPANY. In connection with any registration of the Registrable Securities hereunder, the Company shall have the following obligations:

a. The Company shall prepare promptly, and file with the SEC as soon as practicable after such registration obligation arises hereunder (but in no event later than the applicable Filing Deadline), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its reasonable best efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event shall use its reasonable best efforts to cause each such Registration Statement relating to Registrable Securities to become effective no later than the Registration Deadline, and shall thereafter use its reasonable best efforts to keep the Registration Statement current and effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities included in such Registration Statement have been sold and (ii) assuming the Warrants will be exercised pursuant to Cash Exercises (as defined in the Warrants), the date on which all of the Registrable Securities included in such Registration Statement (in the opinion of counsel to the Investors) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof), and without compliance with any “current public information” requirement, pursuant to Rule 144 under the Securities Act (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), except for information provided in writing by an Investor pursuant to Section 4(a), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. In the event that Form S-3 is not available for the registration of the resale of any Registrable Securities hereunder (but, for the avoidance of doubt, without in any way affecting the Company’s obligation to register the resale of the Registrable Securities on such other form as is available, as provided in Section 2(a)), (i) the Company shall undertake to file, within thirty (30) days of such time as such form is available for such registration, a post-effective amendment to the Registration Statement then in effect, or otherwise file a Registration Statement on Form S-3, registering such Registrable Securities on Form S-3; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such

Registrable Securities has been declared effective by the SEC, and (ii) the Company shall provide that any Registration Statement on Form S-1 filed hereunder shall incorporate documents by reference (including by way of forward incorporation by reference) to the maximum extent possible. If the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) at the time the Company is requested or required hereunder to file a Registration Statement or amendment to a Registration Statement hereunder (including pursuant to Section 3(b)), the Company shall use its reasonable best efforts to file the Registration Statement or amendment as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act). Notwithstanding the foregoing, the Company’s reasonable best efforts obligations set forth in this Section 3(a) shall not prohibit the Company from filing, and seeking the effectiveness of a registration statement in respect of primary offerings of the Company’s securities.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep each Registration Statement current and effective at all times during the Registration Period, and, during the Registration Period, shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, including the Registrable Securities issued or issuable upon exercise of, or otherwise pursuant to, the Warrants (including any additional shares of Common Stock issued in connection with any anti-dilution provisions contained in the Warrants), without giving effect to any limitations on the Investors’ ability to exercise the Warrants, together with such additional shares of Common Stock as the Company intends to issue in satisfaction of interest payments under the Credit Agreement, the Company shall amend the Registration Statements, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the total number of Registrable Securities, including the Registrable Securities issued or issuable upon exercise of or otherwise pursuant to the Warrants (without giving effect to any limitations on exercise contained in the Warrants) as of the Registration Trigger Date as soon as practicable, but in any event within twenty (20) days after the Registration Trigger Date. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the Registration Trigger Date or as promptly as practicable in the event the Company is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the NYSE, or if not the NYSE, the principal securities exchange or other securities market on which the Common Stock is then being traded. The parties acknowledge and agree that, for purposes of this Agreement and the Credit Agreement, shares of Common Stock shall not be deemed to be covered by a Registration Statement hereunder (and shall not be deemed “freely tradable”) as of any date of determination, unless, and then only to the extent that, the number of shares covered by effective Registration Statements hereunder exceeds the number of shares of Common Stock issued or issuable upon exercise of, or otherwise pursuant to, the Warrants (including any additional shares of Common Stock issued in connection with any anti-dilution provisions contained in the Warrants), without giving effect to any limitations on the Investors’ ability to exercise the Warrants.

c. The Company shall furnish to each Investor and the Legal Counsel (defined below) (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a) or any supplement or amendment filed pursuant to Section 2(c), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement, amendment or supplement (other than any portion of any thereof that contains material non-public information in the context of U.S. federal securities laws), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as an Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor; provided that the Company may determine in its reasonable judgment to provide any such copies in electronic form only provided further that the Company need not provide any such copies of filings under the Exchange Act that are automatically incorporated. The Company will promptly notify each of the Investors by electronic mail of the effectiveness of each Registration Statement or any post-effective amendment to a Registration Statement. The Company will promptly respond to any and all comments received from the SEC with respect to any Registration Statement filed pursuant to this Agreement, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, but in no event later than three (3) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review, and shall file a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) business days after the submission of such request. No later than the first business day after such Registration Statement becomes effective, the Company will file with the SEC the final prospectus included therein pursuant to Rule 424 (or successor thereto) under the Securities Act.

d. The Company shall use all commercially reasonable efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investors shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be reasonably necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction, except where the Company is then already required to be so qualified, already subject to taxation or required to consent to general service of process.

e. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor that holds Registrable Securities of the happening of any event (but without providing any material nonpublic information related thereto, which for the avoidance of doubt, should not be construed to include the notice to the Investors pursuant to this subsection), of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its reasonable best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

f. The Company shall use all commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order and to notify each Investor that holds Registrable Securities covered by such Registration Statement (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof, in each case, as promptly as reasonably practicable.

g. The Company shall permit a single firm of counsel designated by the Investors (“Legal Counsel”) to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof but excluding the Company’s filings under the Exchange Act) a reasonable period of time prior to their filing with the SEC (not less than five (5) business days but not more than eight (8) business days) and not file any documents in a form to which Legal Counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to Legal Counsel.

h. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning any Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure (to the extent such notice is permissible under applicable law or order from a court or governmental body of competent jurisdiction in the sole discretion of the Company), and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i. The Company shall use all commercially reasonable efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and to arrange for at least two market makers to register with FINRA as such with respect to such Registrable Securities.

j. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the initial Registration Statement.

k. The Company shall cooperate with each Investor that holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of evidence of book-entry registration or certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement, and enable such book-entries or certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) system, in any such case as such Investor or the managing underwriter or underwriters, if any, may reasonably request. Within three (3) business days after a Registration Statement that includes Registrable Securities becomes effective, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends (with a copy of each provided, for information purposes, to Investor).

l. At the reasonable request of an Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

m. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities (other than Registrable Securities) in any Registration Statement filed pursuant to Section 2(a) or 3(a) hereof or any amendment or supplement thereto under Section 3(b) hereof, without the consent of Investors holding a majority-in-interest of the then outstanding Registrable Securities. In addition, the Company shall not include any securities for its own account or the account of others in any Registration Statement filed pursuant to Section 2(a) or 3(a), or any amendment or supplement thereto filed pursuant to Section 3(b) hereof, without the consent of Investors holding a majority-in-interest of the then outstanding Registrable Securities.

n. The Company shall take all other commercially reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to a Registration Statement. Without limiting the foregoing, during the Registration Period, (a) the Company and each Obligor shall ensure that all written information, exhibits and reports furnished to any Secured Party (as defined in the Credit Agreement), when taken as a whole, do not and will not, and that each SEC Document filed during the Reporting Period does not, contain any untrue statement of a material fact and do not and will not (or does not, as applicable) omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and the Company will promptly disclose to Agent and the Lenders (as defined in the Credit Agreement) and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof, and (b) the Company shall take all actions reasonably necessary to cause the Common Stock to remain listed on an Eligible Market at all times during the Reporting Period; and shall not, and shall cause each of its subsidiaries not to, take any action that would be reasonably expected to result in the delisting or suspension or termination of trading of the Common Stock on the Principal Market. Notwithstanding the foregoing, nothing contained herein shall prohibit the Company from effecting a Major Transaction (as defined in the Warrants) in which all shares of Common Stock outstanding immediately prior to such Major Transaction are converted into the right to receive consideration consisting of cash or property other than Common Stock; provided that the Company complies with its obligations under this Agreement, the Warrants and the other Loan Documents in connection therewith. The Loan Parties shall pay all fees, costs and expenses in connection with satisfying its obligations under this Section 3(n).

o. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

p. If required by the FINRA Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use its reasonable best efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

q. If at any time the SEC advises the Company in writing that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by a Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer,” as defined in Rule 415, and that none of the Investors is an “underwriter.” To the extent permitted by the SEC, the Investors shall have the right to participate or have their respective counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their respective counsel comment on any written submission made to the SEC with respect thereto. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 3(q), the SEC refuses to alter its position, the Company shall remove from the Registration Statement such portion of the Registrable Securities as the SEC requires in writing be removed therefrom. Any such cut-back imposed by the SEC as contemplated by this Section 3(q) shall be imposed on a pro rata basis (based upon the Registrable Securities held by each of the Investors), unless otherwise required by the SEC or otherwise directed by any Investor.

r. Notwithstanding anything to the contrary in Section 3(e), at any time after the effective date of the applicable Registration Statement, the Company may suspend the use of any prospectus forming a part of any Registration Statement and delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and not, in the advice of counsel to the Company, otherwise required (a “Grace Period”); provided that the Company shall (i) promptly notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company shall not disclose the content of such material non-public information to any Investor, unless otherwise requested in writing by such Investor) and the date on which the Grace Period will begin, and (ii) as soon as such date may be determined, promptly notify the Investors in writing of the date on which the Grace Period ends; and, provided, further, that (A) no Grace Period shall exceed thirty (30) consecutive days, (B) during any three hundred sixty five (365) day period, such Grace Periods shall not exceed an aggregate of sixty (60) days, (C) the first day of any Grace Period must be at least ten (10) business days after the last day of any prior Grace Period and (D) no Grace Period shall be in effect on any day during any period beginning on (and including) the date that is ten (10) business days prior to any issuance by the Company of any shares of Common Stock to satisfy obligations to pay interest due and payable under the Credit Agreement and ending on (and including) the date that is fifteen (15) business days after such issuance, unless, at all times during such period, such shares are eligible for resale by the Investors receiving the same without limitation or restriction, including any volume limitations (but excluding any “current public information” requirement so long as such requirement is then satisfied), under state or Federal securities laws pursuant to Rule 144 under the Securities Act (each Grace Period that satisfies all of the requirements of this Section 3(r) being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(e) hereof shall not be applicable during the period of any Allowable Grace Period, and the unavailability of a Registration Statement for resales of the Registrable Securities on any day during an Allowable Grace Period shall not constitute a “Registration Failure” (for purposes of this Agreement or the Warrants). Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(e) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

s. At all times during the Registration Period, (i) the Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities, (ii) the Common Stock shall be eligible for clearing through The Depositary Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, (iii) the Company shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock, and (iv) the Company shall use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC, or, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Company shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

4. OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor. Any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f).

5. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in the aggregate amount up to $25,000.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. The Company will indemnify, hold harmless and defend (i) each Investor and (ii) the directors, officers, partners, managers, members, employees and agents of each Investor, and each Person who controls any Investor within the meaning of the Securities Act or the Exchange Act, if any, (iii) (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement, or any amendment as supplement thereto, or any filing made under state securities laws as required hereby, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees and other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not apply (x) to a Claim arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, or (y) to any amounts paid in settlement of any Claim effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by any of the Investors pursuant to Section 9.

b. Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be;

provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the opinion of counsel for such Indemnified Person, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by the Investors. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 6, except to the extent that the Company is actually prejudiced in its ability to defend such action. The Company shall not, without the prior written consent of the Indemnified Persons, consent to entry of any judgment or enter into any settlement or other compromise with respect to any Claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such Indemnified Person is an actual or potential party to such action or claim) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Persons of a full release from all liability with respect to such Claim or which includes any admission as to fault or culpability on the part of any Indemnified Person. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as any expense, loss, damage or liability is incurred and is due and payable.

c. Each Investor will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees and agents of the Company, if any (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, which occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about an Investor, where such information was furnished in writing to the Company by or on behalf of such Investor for the purpose of inclusion in such Registration Statement. Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 6(c) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investors, which consent shall not be unreasonably withheld or delayed; and provided, further, however, that an Investor shall be liable under this Section 6(c) for only that amount of a Claim as does not exceed the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

d. Promptly after receipt by a Company Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if a Claim in respect thereof is to be made against any Investor under this Section 6, deliver to such Investor a written notice of the commencement thereof, and such Investor shall have the right to participate in, and, to the extent such Investor so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Investor and such Company Indemnified Person.

7. CONTRIBUTION. If for any reason the indemnification provided for in Section 6(a) or 6(c) (as applicable) is unavailable to an Indemnified Person or Company Indemnified Person (as applicable) or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Person or Company Indemnified Person (as applicable) as a result of the Claim in such proportion as is appropriate to reflect the relative fault of the Indemnified Person or Company Indemnified Person (as applicable) and the indemnifying party (provided that the relative fault of any Company Indemnified Person shall be deemed to include the fault of all other Company Indemnified Persons), as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of an Investor be greater in amount than the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities giving rise to such contribution obligation pursuant to the applicable Registration Statement (net of the aggregate amount of any damages or other amounts such Investor has otherwise been required to pay (pursuant to Section 6(c) or otherwise) by reason of false or misleading information furnished by such Investor).

8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. so long as any of the Investors owns Registrable Securities, promptly upon request, furnish to such Investor (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit such Investor to sell such Registrable Securities pursuant to Rule 144 without registration.

9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Investor to any transferee of all or any portion of the Registrable Securities if: (a) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, and (c) at or before the time the Company receives the written notice contemplated in clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein as applicable to the Investors. In the event that the Company receives written notice from an Investor that it has transferred all or any portion of its Registrable Securities pursuant to this Section, the Company shall have up to ten (10) days to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415, and the commencement date of any Event of Default (as defined in the Warrants) under the Warrants caused thereby will be extended by ten (10) days.

10. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority in interest of then-outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each of the Investors and the Company.

11. MISCELLANEOUS.

a. A Person is deemed to hold, and be a holder of, shares of Common Stock or other Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such shares of Common Stock or other Registrable Securities (or the Warrants or other securities upon exercise, conversion or exchange of which such Registrable Securities are directly or indirectly issuable, without giving effect to any limitations on exercise, conversion or exchange of such Warrants or other securities), and, solely for purposes hereof, Registrable Securities shall be deemed outstanding to the extent they are directly or indirectly issuable upon exercise, conversion or exchange of the Warrants or other outstanding securities, Registrable Securities, without giving effect to any limits on exercise, conversion or exchange of the Warrants or other securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or the Warrants or other securities upon exercise, conversion or exchange of which such Registrable Securities are directly or indirectly issuable).

b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Nevro Corp.

1800 Bridge Pkwy

Redwood City, CA 94065

Email: [***]

Attn: General Counsel

With copy to:

Latham & Watkins LLP

650 Town Center Dr. #20

Costa Mesa, CA 92626

Email: daniel.rees@lw.com; phillip.stoup@lw.com

Attn: Daniel Rees; Phillip Stoup

If to an Investor:

Braidwell LP

One Harbor Point, 2200 Atlantic Street, 4th Floor

Stamford, CT 06902

Attn: Manish K. Mital

Tel.: 203-694-3275

Email: [***]

With a copy to:

Goodwin Procter LLP

520 Broadway, Suite 500

Santa Monica, CA 90401

Fax: 424-252-6401

Email: KRing@goodwinlaw.com and MSarrazin@goodwinlaw.com

Attn: Kristopher Ring, Esq.

Marianne Sarrazin, Esq.

Each party shall provide notice to the other party of any change in address.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e. This Agreement, the Warrants and the Credit Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement, the Warrants and the Credit Agreement (including all schedules and exhibits thereto) supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, and the provisions of Sections 6 and 7 hereof shall inure to the benefit of, and be enforceable by, each Indemnified Person and Company Indemnified Person (as applicable).

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The parties hereto acknowledge that a breach by either party of its obligations hereunder will cause irreparable harm to the other party by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the parties hereto acknowledge that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the other party of any of the provisions hereunder, that the aggrieved party shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

m. In the event an Investor shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor.

n. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

o. The Company shall not grant any Person any registration rights with respect to shares of Common Stock or any other securities of the Company, other than registration rights that will not adversely affect the rights of the Investors hereunder (including by limiting in any way the number of Registrable Securities that could be included in any Registration Statement pursuant to Rule 415) and shall not otherwise enter into any agreement that is inconsistent with the rights granted to the Investors hereunder; provided that the grant of registration rights to other securityholders shall not in and of itself be deemed to adversely affect the rights of the Investors hereunder.

p. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

q. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (iii) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

[Remainder of page left intentionally blank]

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

NEVRO CORP., a Delaware corporation

By:	/s/ Rod MacLeod
Name:	Rod MacLeod
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

BRAIDWELL TRANSACTION HOLDINGS LLC - SERIES 4

By: its Investment Manager, Braidwell LP

By:	/s/ Manish K. Mital
Name:	Manish K. Mital
Title:	Chief Operating Officer & General Counsel

By:	/s/ Colin Bettison
Name:	Colin Bettison
Title:	Head of Finance & Operations

[Signature Page to Registration Rights Agreement]